Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of ADDvantage Technologies Group, Inc. on Form S-8 of our report, dated December 12, 2002, appearing in the Annual Report on Form 10-KSB of ADDvantage Technologies Group, Inc. for the year ended September 30, 2002.



/s/ Tullius Taylor Sartain & Sartain LLP

Tulsa, Oklahoma
November 20, 2003